Exhibit 10.5

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT is made as of this 8th day of September, 2015, by Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Assignor”), in favor of Fortitude Income Funds, LLC, a Delaware limited liability company (“Lender”).

RECITALS

Assignor desires to borrow from Lender the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), evidenced by a Promissory Note of even date herewith (the “Note”), and will execute and deliver to Lender to secure the Note, a Combination Mortgage, Security Agreement and Fixture Financing Statement of even date herewith (the “Mortgage”), covering, in part, real estate situated in the County of Anoka, State of Minnesota, described in Exhibit A attached hereto and made a part hereof, and certain fixtures and equipment owned by Assignor now or hereafter located thereon (the “Mortgaged Property”), all as more fully described in the Mortgage.

Assignor may, from time to time, during such time as the Obligations Secured Hereby (as hereinafter defined) remain outstanding, enter into leases and other agreements under which Assignor is entitled to Rents (as hereinafter defined) with respect to all or part of the Mortgaged Property (all of which leases and agreements are collectively referred to herein as the “Leases”) with various persons or entities (hereinafter referred to as “Lessees”).

Lender, to further secure the Obligations Secured Hereby, has required execution of this Assignment.

NOW, THEREFORE, in consideration of the premises, and for further good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Assignor does hereby grant, transfer and assign to Lender all of Assignor’s right, title and interest in and to any Leases or any future Leases or subleases covering all or any part of the Mortgaged Property together with any and all security deposits made thereunder and all extensions, modifications and renewals, if any, thereof, and any guarantees of Lessees’ obligations under any thereof. In addition to the foregoing, Assignor does further hereby grant, transfer and assign to Lender all of the rents, income, issues and profits (the “Rents”), now or hereafter accruing or owing from any

Leases or any future Leases or otherwise as a result of any use, possession or occupancy of the Mortgaged Property or any part thereof, whether accruing before or after foreclosure of the Mortgage or during the period of redemption thereof. The Rents are being hereby granted, transferred and assigned for the purpose of securing (collectively referred to as the “Obligations Secured Hereby”):

(1)	Payments of all indebtedness evidenced by the Note (including any extensions or renewals thereof);

(2)	Payment of all other sums, with interest thereon, becoming due and payable to Lender pursuant to covenants and agreements contained herein and in the Note and in the Mortgage; and

(3)	Performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein and in the Note and the Mortgage.

ASSIGNOR WARRANTS AND COVENANTS that Assignor is and will remain the absolute owner of the Rents and Leases free and clear of all liens and encumbrances other than the lien granted herein and those encumbrances set forth in Exhibit B to the Mortgage (the “Permitted Encumbrances”); that Assignor has not heretofore assigned or otherwise encumbered its interest in any of the Rents or Leases to any person other than as set forth in the Permitted Encumbrances; that Assignor has the right under applicable law, under the Leases and otherwise to execute and deliver this Assignment and keep and perform all of Assignor’s obligations hereunder; that Assignor will warrant and defend the Leases and Rents against all adverse claims, whether now existing or hereafter arising.

AND TO PROTECT THE SECURITY OF THIS ASSIGNMENT, ASSIGNOR AGREES:

1.          Performance of Leases. To faithfully abide by, perform and discharge each and every obligation, covenant and agreement under any Leases to be performed by the lessor thereunder; to observe and comply with all provisions of law applicable to the operation and ownership of the Mortgaged Property, including without limitation, all applicable provisions of Minnesota Statute, Chapter 504B with respect to any security deposits received by Assignor and all covenants and obligations required of Assignor by the provisions of Minnesota Statutes, Chapter 504B; to enforce or secure the performance of each and every obligation, covenant, condition and agreement of any Leases by Lessees to be performed; not to further borrow against, pledge or assign any Rents, or anticipate the Rents or reduce the amount of Rents or other payments under any Lease, or to waive, excuse, condone or in any manner release or discharge a Lessee of or from the obligations, covenants, conditions and agreements by a Lessee to be performed, including the obligation to pay the rental called for thereunder in the manner and at the place and time specified therein unless Assignor has the prior written permission of Lender;

and not to terminate any lease or accept a surrender thereof except by reason of the expiration of the stated term of the Lease or unless the prior written permission of Lender has been obtained.

2.          Protect Security. At Assignor’s sole cost and expense, to appear in and defend any action or proceeding arising under, growing out of or in any manner connected with any Lease or the obligations, duties or liabilities of Assignor and Lessees, and to pay all costs and expenses of Lender, including attorneys’ fees in a reasonable sum, in any such action or proceeding in which Lender may appear. Assignor represents and warrants that Assignor is now and will be the absolute owner of any lease with full right and title to assign the same and the Rents, that there is no outstanding assignment or pledge of any lease or of the Rents; that no Rents have been waived, anticipated, discounted, compromised or released. During any period of time the Mortgaged Premises is not occupied by Assignor, Assignor agrees to use Assignor’s best efforts to keep the Mortgaged Property fully leased at rentals equivalent to or greater than rentals achieved from comparable properties.

3.          Present Assignment of Rents. This Assignment shall constitute an actual and present assignment, provided, Assignor shall have the right to collect, but not prior to accrual, all of the Rents, and to retain, use and enjoy the same unless and until a default shall occur in the payment or performance of the Obligations Secured Hereby.

4.          Remedies. During any period of time in which the Mortgaged Premises is occupied or leased to parties other than Assignor, and upon or at any time after default by Assignor in the payment or performance of any Obligations Secured Hereby, Lender may, at its option and subject to the provisions of the Mortgage, without notice:

a.	In the name, place and stead of Assignor, (i) enter upon, manage and operate the Mortgaged Property, or retain the services of an independent contractor to manage and operate the same, (ii) make, enforce, modify and accept surrender of any Lease, (iii) obtain or evict Lessees, collect, sue for, fix or modify rents and enforce all rights of Assignor under any Lease, and (iv) perform any and all other acts that may be necessary or proper to protect the security of this Assignment; or

b.	Apply for, and Assignor hereby consents to, the appointment of a receiver of the Mortgaged Property, whether or not proceedings for the foreclosure of the Mortgage have been commenced, and if such proceedings have been commenced, whether or not a foreclosure sale has occurred.

The exercise of any of the foregoing rights or remedies shall not cure or waive any default under the Note or the Mortgage or invalidate any act done by virtue of such default.

5.          Application of Rents. All Rents collected by Lender, or by a receiver, if any, shall be held and applied to the following items in the manner determined by Lender or the receiver to preserve the value of the Mortgaged Premises:

a.	To payment of all reasonable fees of the receiver, if any, approved by the court;

b.	To the repayment when due of all Lessee security deposits, with interest thereon, pursuant to the provisions of Minnesota Statutes, Section 504B.178;

c.	To payment of all delinquent or current real estate taxes and special assessments payable with respect to the Mortgaged Property;

d.	To payment of all premiums then due for the insurance required by the provisions of the Mortgage;

e.	To payment of expenses incurred for normal maintenance of the Mortgaged Property;

f.	To payment of expenses incurred by Lender or its agents for the management and operation of the Mortgaged Property, including the cost of any independent contractor retained by Lender to manage and operate the Mortgaged Property;

g.	All sums remaining shall be applied to the Obligations Secured Hereby;

h.	If the Mortgaged Property, shall be foreclosed and sold pursuant to a foreclosure sale, then:

(i)	If Lender is the purchaser at the foreclosure sale, the rents shall be paid to Lender to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Lender, and if the Mortgaged Property be redeemed by Assignor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to Assignor, provided, that if the Mortgaged Property not be redeemed, any remaining excess rents to belong to Lender, whether or not a deficiency exists.

(ii)	If Lender is not the purchaser at the foreclosure sale, the rents shall be paid to Lender to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Mortgaged Property be redeemed by Assignor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to Assignor, provided, if the Mortgaged Property not be redeemed any remaining excess rents shall be paid first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. 580.23 or 581.10, then to Lender to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

The rights and powers of Lender under this Assignment, and the application of the Rents pursuant to this paragraph 5, shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose the Mortgage, after the foreclosure sale of the Mortgaged Property in connection with the foreclosure of the Mortgage, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Obligations Secured Hereby exists after such foreclosure sale.

6.          No Liability for Lender. Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty or liability under any Lease, nor shall this Assignment operate to place responsibility for the control, care, management or repair of the Mortgaged Property upon Lender, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Mortgaged Property by a Lessee or any other party, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any Lessee, licensee, employee or stranger.

7.          Assignor to Hold Lender Harmless. Assignor shall and does hereby agree to indemnify and to hold Lender harmless of and from any and all liability, loss or damage which it may or might incur under any Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Should Lender incur such liability, loss or damage under any Lease or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorneys’ fees, shall be secured hereby and Assignor shall reimburse Lender therefor immediately upon demand, and upon the failure of Assignor so to do Lender may declare all Obligations Secured Hereby immediately due and payable.

8.          Specific Assignment of Subsequent Lease. Assignor covenants, and agrees promptly upon request of Assignee, to transfer and assign to Lender any specific Lease of all or any part of the Mortgaged Property upon the same terms and conditions as are herein contained.

9.          Remedies not Exclusive. This Assignment shall in no way operate to prevent Lender from pursuing any remedy which it now has or hereafter may have under the terms or conditions of the Note or the Mortgage, or any other instrument securing the same, or by law, but shall be deemed an additional remedy and shall be cumulative with the remedies granted therein.

10.          Authorization to Lessees. Lessees are hereby irrevocably authorized and directed to recognize the claims of Lender, or its assigns, hereunder without investigating the reason for any action taken by Lender, or the validity or the amount of indebtedness owing to Lender, or the existence of any default in the Note, the Mortgage, or under or by reason of this Assignment, or the application of the Rents to be made by Lender. Assignor hereby irrevocably directs and authorizes Lessees to pay to Lender all sums due under any Lease and consents and directs that said sums shall be paid to Lender without the necessity for a Judicial determination that a default has occurred hereunder or under the Note, or the Mortgage, or that Lender is entitled to exercise its rights hereunder, and to the extent such sums are paid to Lender, Assignor agrees that Lessees shall have no further liability to Assignor for the same. The sole signature of Lender shall be sufficient for the exercise of any rights under this Assignment and the sole receipt of Lender for any sums received shall be a full discharge and release therefor to Lessees.

11.          Notices. All notices, demands or other communications which are required or permitted to be given or served by either party hereunder shall be deemed given when deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Assignor:	Pro-Dex Sunfish Lake, LLC
2361 McGaw Ave
Irvine, CA 92614

If to Lender:	Fortitude Income Fund, LLC
701 Washington Ave North, Suite 550
Minneapolis, MN 55401

Such addresses may be changed from time to time by either party by at least ten days’ prior written notice to the other party.

12.          Successors and Assigns. This Assignment and each and every covenant, agreement and other provision hereof shall be binding upon Assignor and its successors and assigns, including without limitation each and every from time to time record owner of the Mortgaged Property or any other person having an interest therein, and shall inure to the benefit of Lender and its successors and assigns.

13.          Governing Law. This Assignment is made and executed in the State of Minnesota and shall be governed by the laws of such State with respect to procedures and remedies available to Lender in the event of a default. It is the intention of the parties hereto that this Assignment shall confer upon Lender the fullest rights, remedies and benefits available pursuant to Minnesota Statutes, Sections 576.25 and 559.17.

14.          Severability. The unenforceability or invalidity of any provision hereof shall not render any other provisions herein contained unenforceable or invalid.

15.          No Mortgagee in Possession. Nothing herein contained and no action taken pursuant to this Assignment, shall be construed as constituting Lender as “Mortgagee in Possession”.

IN WITNESS WHEREOF, Assignor has caused this Assignment of Leases and Rents to be duly executed as of the day and year first above written.

Pro-Dex Sunfish Lake, LLC,
a Delaware limited liability company

By:	/s/ Richard L. Van Kirk
Its: President

A notary public or other officer completing
this certificate verifies only the identity of
the individual who signed the document to
which this certificate is attached, and not the
truthfulness, accuracy, or validity of that
document.

State of California

County of Orange

On September 8, 2015 before me, notary public Mark Nava Fernandez (here insert name and title of officer), personally appeared Richard Lee Jr. Van Kirk, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Mark Nava Fernandez	(Seal)
Signature

THIS INSTRUMENT DRAFTED BY:

BARNA, GUZY & STEFFEN, LTD.

400 Northtown Financial Plaza

200 Coon Rapids Boulevard

Minneapolis, MN 55433

(763) 780-8500 (MFH)

663308-v1

EXHIBIT A

Legal Description

The East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter (NE ¼ of SE ¼) of Section numbered Twenty-seven (27), Township Thirty-two (32) North of Range Twenty-five(25) West, Anoka County, Minnesota.